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                                                                    EXHIBIT 23.1


                        CONSENT OF INDEPENDENT AUDITORS


         We consent to the reference to our firm in the Registration Statement pertaining to the 1999 Network Ice Stock Option Plan and the Restated 1995 Stock Incentive Plan of Internet Security Systems, Inc. and to the incorporation by reference therein of our report dated
         January 22, 2001, with respect to the consolidated financial statements and schedule of Internet Security Systems, Inc. (formerly ISS Group Inc.) included in its Annual Report (Form 10-K) for the year ended December 31, 2000, filed with the Securities and Exchange Commission.

                                           /s/ Ernst & Young LLP

         Atlanta, Georgia
         June 4, 2001